2011 Employment Agreement Amendment

Pursuant to People’s Republic of China Labor Law, People’s Republic of China Labor Contract Law and their rules promulgated thereunder, Party A and Party B hereby reach agreement as follows:

I.	Party B agrees that Party A shall adjust Party B’s employment compensation and position according to Party B’s performance and Party A’s operational needs.
II.	To increase Party A’s cash flow and for future development, Party B agrees to waive the compensation for the employment as Chief Financial Officer of Shengtai Pharmaceuticals, Inc. in the United States. Party B is entitled to the compensation for the employment in China, totaling RMB 90,000 ($ 13,923).
III.	This Amendment is a part of the Employment Agreement dated July 1, 2009 with same legal effect.
IV.	This Amendment becomes effective upon execution and shall be made two copies. Each Party shall keep one copy.

Party A

Weifang Shengtai Pharmaceuticals Co., Ltd.

Date: June 30, 2011

Party B

Yongqiang Wang

Date: June 30, 2011